                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made as of the 6th day of January, 1999 by and among Montaup Electric Company, a Massachusetts corporation ("Seller"), Quaker Fabric Corporation of Fall River, a Massachusetts corporation ("Buyer"), and joined in for the limited purposes set forth herein by James P. Killoran, Esq., as escrow agent ("Escrow Agent").

                                   BACKGROUND

         A. Seller is the owner of all that certain real property consisting of approximately 8.82 acres of land, more or less, located in Fall River, Massachusetts, as more particularly described in EXHIBIT A hereto, together with all easements, rights and privileges appurtenant thereto (the "Property").

         B. Seller is prepared to sell, transfer and convey the Property to Buyer, and Buyer is prepared to purchase and accept the same from Seller, all for the purchase price and on the other terms and conditions hereinafter set forth.

                              TERMS AND CONDITIONS

         In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree:

         1. Sale and Purchase. Seller hereby agrees to sell, transfer and convey the Property to Buyer, and Buyer hereby agrees to purchase and accept the Property from Seller, in each case for the purchase price and on and subject to the other terms and conditions set forth in this Agreement.

         2. Purchase Price. The purchase price for the Property (the "Purchase Price") shall be Two Hundred Five Thousand Dollars ($205,000) which, subject to the terms and conditions hereinafter set forth, shall be paid to Seller by Buyer as follows:

                  2.1. Deposit. Upon the execution of this Agreement by Seller and Buyer, Buyer shall deliver to Escrow Agent, in immediately available funds, to be held in escrow and delivered in accordance with this Agreement, an initial cash deposit in the amount of Twenty-Five Thousand Dollars ($25,000). Prior to expiration of the Inspection Period (as defined in Section 4.5.2 below), Buyer shall deliver to Escrow Agent, in immediately available funds, to be held in escrow and delivered in accordance with this Agreement, an additional cash deposit in the amount of Twenty-Five Thousand Dollars ($25,000). Such amounts, with all interest earned thereon, shall hereinafter be referred to as the "Deposit".

                  2.2. Payment at Closing; Funding Agreement. At the consummation of the transaction contemplated hereby (the "Closing"), Buyer shall deliver to Escrow Agent cash in an amount equal to the Purchase Price less the Deposit. The Purchase Price, subject to adjustments and apportionments as set forth herein, shall be paid at Closing by wire transfer of immediately available federal funds, transferred to the order or account of Seller or such other person as Seller may designate in writing.

                  3. Representations and Warranties of Seller. Seller represents and warrants to Buyer as ollows:

                  3.1. Authority. Seller is a corporation, duly organized and validly existing under the laws of the Commonwealth of Massachusetts and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder.

                  3.2. No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Seller do not and will not conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the Property or assets of the Seller by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Seller is a party or which is or purports to be binding upon Seller or which otherwise affects Seller, which will not be discharged, assumed or released at Closing. No action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Seller in accordance with its terms.

                  3.3. No Leases. There are no leases or occupancy agreements currently in effect which affect the Property.

                  3.4. No Condemnation. Seller has not received any written notice of and to the best of Seller's knowledge there is no pending or contemplated condemnation, eminent domain or similar proceeding with respect to all or any portion of the Property.

                  3.5. No Rights in Others. No person or other entity has any right or option to acquire, lease or occupy all or any portion of the Property.

                  3.6.  Contracts.   There  are  no  construction,   management,
leasing, service, equipment, supply, maintenance, concession or other agreements in effect with respect to the Property.

                  3.7. Compliance. To the best of Seller's knowledge, Seller has not received written notice of any existing violation of any federal, state, county or municipal laws, ordinances, orders, codes, regulations or requirements affecting the Property, except for the correspondence attached hereto as Schedule 3.7.

                  3.8. Litigation. There is no action, suit or proceeding pending or, to the best of Seller's knowledge, threatened against or affecting the Property, or arising out of the ownership, management or operation of the Property, this Agreement or the transactions contemplated hereby.

                  3.9. Omitted.

                  3.10. FIRPTA. Seller is not a "foreign person" as defined in
Section 1445(f)(3) of the Internal Revenue Code.

                  3.11 Omitted.

                  3.12 Bankruptcy. Seller, as debtor, has not filed or been the subject of any filing of a petition under the Federal Bankruptcy Law or any insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors.

                  3.13 Accuracy of Information. Without limitation, all information provided, or to be provided, by Seller to Buyer pursuant to this Agreement is or will be complete and accurate in all material respects to the best of Seller's knowledge.

         4. Conditions Precedent to Buyer's Obligations. All of Buyer's obligations hereunder are expressly conditioned on the satisfaction at or before the time of Closing hereunder, or at or before such earlier time as may be expressly stated below, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer, at Buyer's option):

                  4.1. Accuracy of Representations. All of the representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects when made to the best of Seller's knowledge, and shall be true and correct in all material respects on the date of Closing with the same effect as if made on and as of such date.

                  4.2. Performance. Seller shall have performed, observed and complied with all material covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

                  4.3. Documents and Deliveries. All instruments and documents required on Seller's part to effectuate this Agreement and the transactions contemplated hereby shall be delivered to Buyer and shall be in form and substance consistent with the requirements herein.

                  4.4. Off-Site and Permitting Conditions. Prior to the Closing, Buyer shall have acquired adjacent parcels of land owned by Terrance LaBerge, Pelletier, and the Boyd Center, and shall have received from the City of Fall River commitments satisfactory to Buyer to provide adequate utility service and road and bridge access to the Property. In addition, Buyer shall have received such permits and approvals as may be required from federal, state and local officials having jurisdiction for the development of a facility for Buyer's corporate activities on the Property. The conditions set forth in this Section
4.4 shall be acceptable to Buyer in its sole discretion; such conditions are hereafter referenced as the "Section 4.4 Conditions". At any time during the term of this Agreement, Buyer may terminate this Agreement by giving written notice that the Section 4.4 Conditions have not been satisfied, in which event the Deposit shall be returned forthwith to Buyer and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.

                  4.5. Inspection Period; Access; Purchase "As Is".

                  4.5.1. During the term of this Agreement, Buyer, its agents and representatives, shall be entitled to enter upon the Property, upon reasonable prior notice to Seller, to perform inspections and tests of the Property, including surveys, environmental studies, examinations and tests. Buyer shall repair any damage to the Property caused by any tests or investigations conducted by Buyer, and indemnify Seller from any and all liabilities, claims, costs and expenses resulting therefrom. The foregoing indemnification shall survive Closing or the termination of this Agreement. During the Inspection Period, Buyer shall also seek the approval of the transaction contemplated by this Agreement by its Board of Directors. Buyer shall cause its agents to provide evidence of public liability insurance which names Seller as an additional insured in the minimum amount of One Million Dollars ($1,000,000.) as a condition of such entry.

                  4.5.2. The term "Inspection Period," as used herein, shall mean the period ending on the date which is sixty (60) days after the date of execution of this Agreement by Buyer and Seller. Buyer may terminate this Agreement by giving written notice of such election to Seller on any day prior to and including the final day of the Inspection Period, in which event the Deposit shall be returned forthwith to Buyer and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. In the absence of such written notice, the contingency provided for in this Section 4.5.2 no longer shall be applicable, and this Agreement shall continue in full force and effect.

                  4.6. Survey. Buyer shall approve or disapprove the Survey, as hereinafter defined, in the following manner:

                  (a) Notice. Within forty-five (45) days after the date hereof, Buyer shall obtain, at Buyer's expense, a survey of the Property by a licensed surveyor or civil engineer, in sufficient detail to provide the basis for an ALTA owner's title insurance policy, showing the location of all easements, improvements and boundary encroachments (the "Survey"). On or before the expiration of the Inspection Period, Buyer shall give notice to Seller of Buyer's approval of the Survey or disapproval of any matters thereon ("Survey Exceptions"). Buyer's failure to give any notice within the time limit shall be deemed approval of the Survey, and this contingency shall be deemed satisfied.

                  (b) Survey Cure Period. Seller shall use reasonable efforts to remove any Survey Exceptions within sixty (60) days after Buyer's notice of disapproval ("Survey Cure Period"). In the event that any such Survey Exceptions are not reasonably capable of cure, or if such cure would have a cost which exceeds $5,000, either party may terminate this Agreement, unless the other party agrees to assume the cost of such cure (or, if the same cannot be cured, Buyer may waive the same).

                  (c) Waiver of Uncured Matters. If Seller does not cure any Survey Exceptions within the Survey Cure Period, Buyer shall have five
         (5) days to give Seller written notice that Buyer waives its objections to the Survey Exceptions. If Buyer does not give such notice, this contingency shall be deemed not satisfied.

                  (d) Approved Survey. The Survey as approved by Buyer is referred to herein as the "Approved Survey".

                  4.7. Title. Buyer shall review and approve or disapprove the condition of title to the Property in the following manner:

                  (a) Report and Notice. Within forty-five (45) days after the date hereof, Buyer shall obtain, at Buyer's expense, a title report ("Title Report") on the Property, together with copies of all documents underlying any encumbrances to title ("Exceptions") shown on the Title Report. On or before the expiration of the Inspection Period, Buyer shall give notice to Seller of Buyer's approval of the Title Report or disapproval of any of the Exceptions. Buyer's failure to give any notice within the time limit shall be deemed approval of the Title Report, and this contingency shall be deemed satisfied.

                  (b) Title Cure Period. Seller shall use reasonable efforts, within sixty (60) days after notice of Buyer's disapproval of any Exceptions (the "Title Cure Period"), to (i) remove any disapproved Exceptions or (ii) agree to remove any disapproved Exceptions on or before the Closing. If Seller gives notice, within the Title Cure Period, that Seller will remove any such disapproved Exception on or before the Closing, such Exception shall be deemed removed for purposes hereof, Seller shall be obligated to remove such Exception on or before the Closing, and Seller's failure to remove such exception on or before the Closing shall be a default by Seller hereunder. With respect to any Exception consisting of a financial encumbrance such as a mortgage, deed of trust, or other debt security, or any delinquent real estate taxes or mechanic's liens outstanding against the Property, such matter shall automatically be deemed a disapproved Exception; Seller hereby covenants to remove any such Exception on or before the Closing. Except as to voluntary monetary encumbrances as to which there shall be no limit upon Seller's obligations hereunder, Seller shall not be obligated to expend more than $5,000 in the cure of any disapproved Exceptions.

                  (c) Waiver of Uncured Exceptions. If Seller does not remove or agree to remove any disapproved Exception within the Title Cure Period, Buyer shall have five (5) days to give Seller notice that Buyer waives its objections to such Exception. If Buyer does not give such notice, this contingency shall be deemed satisfied.

                  (d) Approved Title. The condition of title as approved by Buyer is referred to herein as the "Approved Title".

                  (e) Later Changes to Condition of Title. Buyer shall have the right to approve or disapprove any exceptions to title that are revealed by the Survey or become of record after there is an Approved Title.

                  (f) Relocation of Electrical Easement. Seller hereby acknowledges that Buyer's obligations under this Agreement are expressly conditioned upon the agreement by Seller to permit the relocation of the electrical easement and all equipment and facilities associated therewith which encumbers the Premises, as well as the relocation of the electrical easement and all equipment and facilities associated therewith which encumbers land owned by LaBerge and Pelletier (collectively, the "Relocation"), in such a manner as to enable Buyer to undertake the development of its proposed facilities on such properties in a manner acceptable to Buyer and Seller, substantially as shown on Exhibit B1.

         To accomplish the foregoing, Seller and Buyer hereby agree as follows:

                  (i) Seller hereby agrees to hire by January 31, 1999 an outside consultant to assist in the preparation of a design and cost analysis of the Relocation (the "Relocation Study"). During the month of January, Buyer shall seasonably provide such engineering information regarding its proposed project as Seller may reasonably require to enable the Relocation Study to proceed, including soil borings for proposed pole relocation areas as shown on the attached Exhibit B-1. Simultaneously with the execution of this Agreement, Buyer shall pay Seller the non-refundable sum of $80,000.00, which sum shall be used by Seller to pay for the outside consultant and all of Seller's other costs associated with the Relocation Study.

                  (ii) After Seller has engaged its outside consultant, Buyer shall work cooperatively with Seller, and with the outside consultant as needed, to determine the design and cost for the Relocation which accommodates Buyer's proposed project and Seller's easement transmission line and is as economical as possible, all in accordance with sound engineering practices. The period from such engagement through March 31, 1999 is referred to herein as the "Study Period"). During the Study Period, Seller shall commission its retail business service department to prepare its proposal for the design and cost of electrical service to Buyer's proposed project (the "Project Service"). By no later than March 31, 1999 (provided that Buyer has provided to Seller the information required under item (i) above by January 31, 1999), Seller shall make a final proposal to Buyer for the design and cost of the Relocation and the Project Service. By no later than April 30, 1999, Buyer shall either accept Seller's proposal, in which case this Agreement shall remain in full force and effect, or Buyer shall reject Seller's proposal, in which case this Agreement shall terminate, the Deposit (but not the $80,000.00 paid under item (i) above) shall be returned to Buyer, and neither party shall have further recourse hereunder.

                  (iii) During the Study Period, Seller and Buyer shall agree upon the schedule upon which the Relocation and Project Service work shall be completed. Buyer acknowledges that the schedule must contemplate a spring or fall service change over, that Seller must be given an adequate time period to order the equipment necessary for the approved plans, and that appropriate financial arrangements for the cost of the equipment and the relocation must be made before the same is ordered and/or undertaken by Seller. Buyer further acknowledges that the schedule for performance of the work is subject to approval by the ISO, Buyer's acquisition of the Premises and other properties on which the Relocation is to be accomplished and completion of permitting at the time contemplated in the schedule, and is further subject to delay occasioned by adverse weather conditions, labor difficulties, strikes, earthquakes, and other similar Acts of God. On its part, Seller acknowledges that the Relocation and Project Service are critical elements of Buyer's proposed project, and agrees to work as expeditiously as possible to meet the agreed upon schedule.

                  (iv) Buyer shall be responsible for obtaining all governmental permits and approvals necessary for the Relocation and the Project Service, provided that (a) Seller shall cooperate with Buyer in the permitting process, (b) Buyer shall promptly submit to Seller for its review and approval upon preparation of the same all permit applications and studies affecting the Relocation and Project Service, and (c) Seller agrees to respond promptly to Buyer's submissions so as to enable Buyer's permitting process to proceed to its targeted conclusion of June, 1999. As a condition of closing, Buyer shall certify to Seller that Buyer has obtained all governmental permits and approvals required for the Relocation and the Project Service, and shall provide Seller with copies of the same.

                  (v) Buyer shall provide to Seller as a condition of closing an owner's policy of title insurance issued by a title insurance company acceptable to Seller and an ALTA survey of the Relocation, which insurance shall be in the amount of $500,000.00, and shall insure Seller's easement rights subject only to such matters of record as may be reasonably approved by Seller's counsel. Seller and Buyer shall agree upon the form of the specimen title policy, inclusive of the ALTA survey, and the easement for the Relocation prior to Closing, provided that Seller shall have no less than sixty (60) days to review the same. In addition, Seller shall have the right to review and approve the status of record title to the proposed area for the Relocation, which approval or disapproval shall be given by Seller by written notice to Buyer by no later than March 31, 1999. Buyer shall further provide to Seller whatever title reports and information it presently has in its possession. Prior to March 31, 1999, Seller and Buyer shall agree upon the easement document/language for the relocated easement, and, should they fail to do so, either party may elect to terminate this Agreement, in which case this Agreement shall terminate, the Deposit (but not the $80,000.00 paid under item (i) above) shall be returned to Buyer, and neither party shall have further recourse hereunder.

                  4.8. Material Adverse Change. Between the expiration of the Inspection Period and the date of Closing, there shall have been no material adverse change in the condition of the Property, and no change to title or survey matters from the Approved Title and the Approved Survey shall have arisen.

         5. Failure of Conditions. Except as otherwise provided in Section 9.2 hereof, in the event Seller shall not be able to convey title to the Property on the date of Closing in accordance with the provisions of this Agreement, then Buyer shall have the option, exercisable by written notice to Seller at or prior to Closing, of (i) accepting at Closing such title as Seller is able to convey and/or waiving any unsatisfied condition precedent, with no deduction from or adjustment of the Purchase Price, or (ii) declining to proceed to Closing. In the latter event, except as expressly set forth herein, all obligations, liabilities and rights of the parties under this Agreement shall terminate, and the Deposit shall be returned to Buyer.

         6.       Closing; Deliveries.

                  6.1. Time of Closing. The Closing shall take place at 2:00 p.m. on a date specified by written notice from Buyer to Seller at the offices of James P. Killoran & Associates, P.C. 45 North Main Street, Fall River, Massachusetts 02720, no later than June 30, 1999, unless otherwise agreed to in writing by both Seller and Buyer. The Closing may be extended by Buyer upon written notice to Seller prior to the originally scheduled date for Closing for up to thirty (30) days, to enable Buyer to satisfy the Off-site Conditions (as defined in Section 4.4)

                  6.2. Seller Deliveries. At Closing, Seller shall deliver to Buyer the following, and it shall be a condition to Buyer's obligation to close that Seller shall have delivered the same to Buyer:

                           6.2.1. A Massachusetts Quitclaim Deed to the Property
from Seller, duly executed and acknowledged by Seller and in form reasonably satisfactory to Buyer, subject only to such title matters as are approved by Buyer pursuant to Sections 4.6 and 4.7.

                           6.2.2. Omitted.

                           6.2.3. Such reasonable and customary affidavits or
letters of indemnity as the title insurer shall require in order to issue, without extra charge, an owner's policy of title insurance free of any exceptions for unfiled mechanics' or materialmen's liens for work performed by Seller prior to Closing, or for rights of parties in possession.

                           6.2.4. A Non-Foreign Affidavit as required by the
Foreign Investors in Real Property Tax Act ("FIRPTA"), as amended, in the form of EXHIBIT C, duly executed by Seller.

                           6.2.5. A certification by Seller that all
representations and warranties made by Seller in Article 3 of this Agreement are true and correct on the date of Closing, except as may be set forth in such certificate.

                           6.2.6 A Clerk's Certificate of Vote from Seller in
form satisfactory to the title insurer to confirm the authority of Seller to perform its obligations under this Agreement.

                           6.2.7. All other instruments and documents reasonably
required to effectuate this Agreement and the transactions contemplated hereby. To the extent possible, all closing documents shall be submitted to Seller's counsel for its review and approval at least seven (7) days prior to Closing.

                  6.3. Buyer Deliveries. At Closing, Buyer shall deliver to Seller the following, and it shall be a condition to Seller's obligation to close that Buyer shall have delivered the same to Seller:

                           6.3.1. In accordance with Seller's instructions, a
wire transfer in the amount required under Section 2.2 hereof (subject to the adjustments provided for in this Agreement), transferred to the order or account of Seller or to such other person or persons as Seller shall designate in writing.

                           6.3.2. All other instruments and documents reasonably
required to effectuate this Agreement and the transactions contemplated hereby.

         7.       Apportionments; Taxes; Expenses.

                  7.1. Apportionments.

                  7.1 Taxes and Utility Expenses. All real estate taxes, charges and assessments affecting the Property ("Taxes"), and any water and sewer charges, shall be prorated on a per diem basis as of the date of Closing. If any Taxes have not been finally assessed as of the date of Closing for the current fiscal year of the taxing authority, then the same shall be adjusted at Closing based upon the most recently issued bills therefor, and shall be re-adjusted when and if final bills are issued.

                  7.2. Expenses. Except as otherwise specifically provided in this Agreement, each party will pay all its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, (1) all costs and expenses stated herein to be borne by a party, and
(2) all of their respective accounting, legal and appraisal fees. Buyer, in addition to its other expenses, shall pay at Closing (1) all recording charges incident to the recording of the deed for the Real Property and the easement relocation documents, and (2) Buyer's title and survey costs. Seller, in addition to its other expenses, shall pay at Closing all documentary stamps, deed stamps and realty transfer taxes.

         8.       Condemnation; Award.

                  If at any time prior to the date of Closing any material portion of the Property is condemned or taken by eminent domain proceedings by any public authority, then, at Buyer's option, this Agreement shall terminate, and the Deposit shall be returned to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.

                  If there is any condemnation or taking, as above set forth, and if Buyer elects not to terminate this Agreement as therein provided, then in the case of a taking, all condemnation proceeds paid or payable to Seller shall belong to Buyer and shall be paid over and assigned to Buyer at Closing, less any expenses incurred by Seller in obtaining such award.

         9.       Remedies.

                  9.1. Buyer Default. In the event Buyer breaches or fails, without legal excuse, to complete the purchase of the Property or to perform its obligations under this Agreement, then Seller shall, as its sole remedy therefor, be entitled to receive the Deposit (and not as a penalty) in lieu of, and as full compensation for, all other rights or claims of Seller against Buyer by reason of such default. Thereupon this Agreement shall terminate and the parties shall be relieved of all further obligations and liabilities hereunder, except as expressly set forth herein. Buyer and Seller acknowledge that the damages to Seller resulting from Buyer's breach would be difficult, if not impossible, to ascertain with any accuracy, and that the liquidated damage amount set forth in this Section represents both parties' best efforts to approximate such potential damages. Notwithstanding the foregoing, Buyer shall be liable to Seller for all amounts owed by Buyer to Seller in accordance with the terms of Section 4.7(f) in the event of a default or termination of this Agreement, in addition to the Deposit as aforesaid.

                  9.2 Seller Default. In the event Seller breaches or fails, without legal excuse, to complete the sale of the Property or to perform its obligations under this Agreement, Buyer may, as its sole remedy therefor, either
(i) enforce specific performance of this Agreement against Seller, or (ii) terminate this Agreement and receive its Deposit from Escrow Agent.

         10. Possession. Possession of the Property shall be surrendered to Buyer at Closing.

         11. Notices. All notices and other communications provided for herein shall be in writing and shall be sent to the address set forth below (or such other address as a party may hereafter designate for itself by notice to the other parties as required hereby) of the party for whom such notice or communication is intended:

                  11.1.    If to Seller:  Montaup Electric Company
                                          c/o EUA Service Corporation
                                          750 West Center Street
                                          West Bridgewater, MA 02379
                                          Attn: Ms. Marilyn L. Wayne,
                                                Sr. Real Estate/
                                                Contract Agent
                                          Fax No.: 508-559-1168

                         With a copy to:  James P. Killoran, Esq.
                                          48 North Main Street
                                          Fall River, MA 02720
                                          Fax No.: 508-678-1550

                  11.2.    If to Buyer:   Quaker Fabric Corporation of
                                          Fall River

                                          941 Grinnell Street
                                          Fall River, MA 02721
                                          Fax No: 508-678-2656
                                          Attn: Cynthia L. Gordan,
                                          Vice President/General Counsel

                         With a copy to:  Hale and Dorr
                                          60 State Street
                                          Boston, Massachusetts 02109
                                          Fax No.: 617-526-5000
                                          Attention: Katharine E. Bachman, Esq.

         Any such notice or communication shall be sufficient if sent by registered or certified mail, return receipt requested, postage prepaid; by hand delivery; or by overnight courier service. Any such notice or communication shall be effective when deposited with the mail or overnight courier service, or if by hand, when delivered or when delivery is refused.

         12. Brokers. Buyer and Seller each represents to the other that it has not dealt with any broker or agent in connection with this transaction ("Brokers"). Each party hereby indemnifies and holds harmless the other party from all loss, cost and expense (including reasonable attorneys' fees) arising out of a breach of its representation set forth in this Section 12. The provisions of this Section 12 shall survive Closing or the termination of this Agreement.

         13. Escrow Agent. Escrow Agent shall hold the Deposit in accordance with the terms and provisions of this Agreement, subject to the following:

                  13.1. Obligations. Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

                  13.2. Reliance. Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes, and any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Agent's duties under this Agreement shall be limited to those provided in this Agreement.

                  13.3. Indemnification. Unless Escrow Agent discharges any of its duties under this Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, Seller and Buyer, severally, shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in such connection Seller and Buyer shall indemnify Escrow Agent against any and all expenses including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity.

                  13.4. Disputes. If the parties (including Escrow Agent) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent, or the application of the Deposit, Escrow Agent shall hold the Deposit until the receipt of written instructions from both Buyer or Seller or a final order of a court of competent jurisdiction. In addition, in any such event, Escrow Agent may, but shall not be required to, file an action in interpleader to resolve the disagreement. Escrow Agent shall be indemnified for all costs and reasonable attorneys' fees in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

                  13.5. Counsel. Escrow Agent may consult with counsel of its own choice and have full and complete authorization and protection when acting in accordance with the opinion of such counsel. Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct.

                  14. Miscellaneous.

                  14.1. Assignability. Buyer may not assign or transfer all or any portion of its rights or obligations under this Agreement to any other individual, entity or other person without the consent thereto by Seller, such consent not to be unreasonably withheld or delayed. However, Buyer may assign or transfer such rights and obligations to any entity controlled by, controlling or under common control with Buyer. In the event of any such permitted assignment, Buyer shall remain liable hereunder.

                  14.2. Governing Law; Bind and Inure. This Agreement shall be governed by the law of the Commonwealth of Massachusetts and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

                  14.3. Recording. This Agreement or any notice or memorandum hereof shall not be recorded in any public record. A violation of this prohibition shall constitute a material breach of Buyer, entitling Seller to terminate this Agreement, in which event Seller shall be entitled to the Deposit hereunder.

                  14.4. Time of the Essence. Time is of the essence of this Agreement.

                  14.5. Headings. The headings preceding the text of the paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                  14.6. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  14.7. Exhibits. All Exhibits which are referred to herein and which are attached hereto or bound separately and initialed by the parties are expressly made and constitute a part of this Agreement.

                  14.8. Survival. Unless otherwise expressly stated in this Agreement, each of the warranties and representations of Seller and Buyer shall survive the Closing and delivery of the deed and other closing documents by Seller to Buyer, and shall not be deemed to have merged therewith; provided, however, that any suit or action for breach of any of the representations or warranties set forth herein must be commenced within one (1) year after the Closing or any claim based thereon shall be deemed irrevocably waived.

                  14.9. Use of Proceeds to Clear Title. To enable Seller to make conveyance as herein provided, Seller may, at the time of Closing, use the Purchase Price or any portion thereof to clear the title of any or all encumbrances or interests, provided that provision reasonably satisfactory to Buyer's attorney is made for prompt recording of all instruments so procured in accordance with the standards of the Massachusetts Conveyancer's Association.

                  14.10. Submission not an Offer or Option. The submission of this Agreement or a summary of some or all of its provisions for examination or negotiation by Buyer or Seller does not constitute an offer by Seller or Buyer to enter into an agreement to sell or purchase the Property, and neither party shall be bound to the other with respect to any such purchase and sale until a definitive agreement satisfactory to the Buyer and Seller in their sole discretion is executed and delivered by both Seller and Buyer.

                  14.11 No Marketing. Seller shall remove the Property from the market and cease all discussions with other prospective purchasers, and shall not solicit nor accept any offers, whether or not binding, regarding the Property during the term of this Agreement.

                  14.12 Confidentiality. Prior to and after the Closing, any press release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Buyer and Seller. The parties hereby agree not to disclose the terms of this Agreement to any third party, except as may be necessary for Buyer to secure financing, permits or public support for the development of the Property.

The provisions of this Section 14.12 shall survive the Closing or any termination of this Agreement.

                  14.13. Entire Agreement; Amendments. This Agreement and the Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                               SELLER: MONTAUP ELECTRIC COMPANY

                                       By:___________________________
                                           Kevin A. Kirby
                                           Vice President

                               BUYER:  QUAKER FABRIC CORPORATION
                                       OF FALL RIVER

                                       By:____________________________
                                           Larry A. Liebenow
                                           President and Chief Executive Officer

                               ESCROW AGENT:

                                        ------------------------------------
                                           James P. Killoran, Esq.

                                List of Exhibits

Exhibit A     -   Description of Land
Exhibit B     -   Plan Showing Proposed Relocation of Electrical Easement
Exhibit C     -   Non-Foreign Affidavit

Schedule 3.7  -   Correspondence regarding alleged legal violations

                                    EXHIBIT A

                             DESCRIPTION OF THE LAND

         The premises described in a deed from Slade Realty Corp. to Seller dated November 4, 1965, recorded with the Bristol (Fall River) Registry of Deeds in Book 866, Page 326, a copy of which is attached hereto.

                                    EXHIBIT B

                        Relocation of Electrical Easement

         Seller and Buyer hereby agree that the electrical easement shall be relocated substantially as shown on the plan attached hereto as Exhibit B-1.

                                    EXHIBIT C

                              NON-FOREIGN AFFIDAVIT

         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by ____________________________ ("Seller"), the undersigned hereby certifies the following:

         1. Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         2.       Seller's U.S. taxpayer identification number is [___________];
                  and

         3.       Seller's address is ________________________________.

         The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both. Under penalties of perjury, the undersigned declares that it has examined this certification and to the best of its knowledge and belief it is true, correct, and complete, and further declares that it has authority to sign this document.


Date:  As of _____________, ____

                                                     By:________________________
                                                         Name:
                                                         Title: